EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
The Jones Group
(212) 642-3860

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

For Kurt Geiger Media Contacts: James Henderson / Victoria Geoghegan / Rosanne Perry Pelham Bell Pottinger +44 (0)20 7861 3232	For Graphite Capital Caroline Cecil, Caroline Cecil Associates +44 (0)20 7610 4110

THE JONES GROUP ACQUIRES KURT GEIGER

Creates One of the World's Most Powerful Portfolios of Fashion Footwear

Strengthens Jones' International Position with Enhanced Presence in Europe

Jones to Host Investor Call at 8:30 AM ET / 1:30 PM London time

New York, New York and London, United Kingdom - June 2, 2011 - The Jones Group Inc. ("Jones" or the "Company") (NYSE: JNY) today announced that it has acquired Kurt Geiger, Europe's largest luxury shoe retailer based in the United Kingdom, from Graphite Capital, a leading UK mid-market private equity firm, for approximately $350 million (or £215 million) in cash, inclusive of debt acquired. The transaction, which was financed with cash on hand, is expected to be immediately accretive to earnings per share, exclusive of any required purchase accounting adjustments.

The acquisition of Kurt Geiger positions Jones as one of the world's most powerful portfolios of fashion footwear, immediately increasing its international penetration to just below 20 percent of net revenues. In addition, this acquisition further extends Jones' reach into the designer footwear business through Kurt Geiger's portfolio of high-end brands and presence in leading department stores, such as Harrods and Selfridges. Kurt Geiger will serve as Jones' hub in Europe. Jones believes there are exciting opportunities to optimize the portfolios' existing and new brands. The Company expects to achieve significant revenue synergies by leveraging the combined networks of partners, infrastructure and strong department store relationships to expand product distribution worldwide. On a trailing 12-month basis ended April 30, 2011, Kurt Geiger realized net revenues of approximately $332 million (or approximately £205 million).

The Kurt Geiger management team remains fully committed to the growth of the business. Neil Clifford will continue as Chief Executive Officer, and will continue to lead the Kurt Geiger management team; Rebecca Farrar Hockley will remain Buying and Creative Director; and Dale Christilaw will continue as Finance Director for the Kurt Geiger team.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "This transaction is about pursuing opportunities to optimize our portfolio and establishing a strong foothold in Europe. The addition of Kurt Geiger to Jones is consistent with our strategy of identifying companies with best-in-class talent and proven brands that have the potential for substantial growth. We have the utmost respect for Neil and have gotten to know the team well over the years as our distribution partner for Nine West in the UK. We welcome them to Jones."

Richard Dickson, The Jones Group President and Chief Executive Officer of Branded Businesses, stated: "Our mission is to build the most powerful portfolio of brands in fashion. As part of our framework for growth, we are optimizing our existing portfolio and launching new brands to create value. Kurt Geiger's portfolio of premier footwear, exceptional brand management and best-in-class product expertise makes it an ideal complement to our business and long-term goals. By leveraging our deep retail networks worldwide, there is substantial opportunity to grow Jones' revenue base internationally and to introduce Kurt Geiger's brands to the U.S. We look forward to collaborating with Kurt Geiger's leading design and merchant talents, who will be instrumental to the rollout of our mission."

Kurt Geiger distributes owned brands, including Kurt Geiger, Carvela and KG, and licensed brands, including Nine West, French Connection and Lipsy, in 49 company-operated retail locations and department stores. In addition, Kurt Geiger operates 156 multi-branded shoe concessions in 14 major department store groups including Harrods, Selfridges, House of Fraser and La Rinascente, working with over 100 brand partners to deliver the best selection of the world's most reputable brands. Since its management buyout in 2008 (backed by Graphite Capital), Kurt Geiger's strategy of investment and brand growth has led to increases in revenues and profits, in addition to the doubling of the number of Kurt Geiger stores to 60. Kurt Geiger continues to drive global expansion and has already established a substantial presence in the Middle East, including stores across Dubai, Bahrain and Qatar, Russia and Turkey.

Neil Clifford, Kurt Geiger Chief Executive Officer, stated: "Kurt Geiger has experienced exceptional growth over the last five years via the expansion of the core business and commitment to increasing our global presence. Kurt Geiger is still relatively young in terms of growth profile, with great potential still to be fulfilled. We have developed a strong relationship with Jones and recognize it as an established designer, retailer and wholesaler in the U.S. Jones has a clear track record of supporting and growing its brands, and we are confident that we have found the right strategic partner to help evolve our business. We look forward to leveraging our global infrastructures to bring the Kurt Geiger and The Jones Group brands to more audiences worldwide."

The financial adviser to The Jones Group was Citi.

Investor Conference Call
The Company will host a conference call today with management to discuss the announcement at 8:30 a.m. eastern time (1:30 p.m. London time), which is accessible by dialing 412-858-4600 (United States and international), enter account number 451399, or through a web cast at http://www.jonesgroupinc.com/ (under Investor Relations/Conference Schedule). The call will be recorded and made available through June 10, 2011 and may be accessed by dialing (412) 317-0088 (United States and international). Enter account number 451399. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

About The Jones Group Inc.
The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's nationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), Boutique 9, Easy Spirit, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Jones Wear, Andrew Marc/Marc Moto (L), Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.

About Kurt Geiger
Kurt Geiger is Europe's largest luxury shoe retailer and has four own label brands - Kurt Geiger, KG by Kurt Geiger, Carvela, and Miss KG - and over 100 luxury brands in its portfolio.

The company has over 200 trading locations with over 156 concessions in Europe's leading department stores, including Harrods, Selfridges, Liberty, House of Fraser, Fenwick John Lewis and Brown Thomas as well as 49 company-operated stores. It is also the chosen footwear partner of BAA in UK airports. In September 2005, Kurt Geiger achieved its first international move with a concession in Printemps, Paris followed by being chosen as the strategic footwear partner for La Rinascente store group in Italy. 2007 saw the company sign its first licensing deals with French Connection followed by Lipsy.

In 2008 Kurt Geiger entered into a franchise partnership with Landmark International to open stores across the Gulf region. Franchise partnerships have subsequently been entered into in Russia and Turkey.

Since the 2008 management buy-out by Graphite Capital, Kurt Geiger's strategy of international investment, its focus on own brand stores and its market-leading retail distribution network has successfully led to robust growth in revenues and profits.

About Graphite Capital
Graphite is a specialist provider of private equity finance to mid-market companies in the UK. Graphite focuses on management buy-outs and buy-ins, expansion capital, replacement capital and turnaround opportunities. Graphite manages more than £1.2 billion through three private funds and the publicly-quoted Graphite Enterprise Trust PLC. More information about Graphite Capital is available at www.graphitecapital.com.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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